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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 033-47533, 033-80606 and 333-11757 of Tetra Tech, Inc. on Form S-8 and
333-02766, 333-26199, 333-48569, 333-61159, 333-64165, 333-70053, 333-72989,
333-86341 of Tetra Tech, Inc. on Form S-3 of our reports dated November 16, 1999 (except for Note 5, as to which the date is December 24, 1999), appearing in, and incorporated by reference in, this Annual Report on Form 10-K for the year ended October 3, 1999.





DELOITTE & TOUCHE LLP

Los Angeles, California
December 28, 1999